                                                                     Exhibit 3.3

                           ARTICLES OF INCORPORATION

                                      OF

                            PANTHER TRANSPORT, INC.

     The undersigned does hereby act as incorporator of PANTHER TRANSPORT, INC., under the provisions of Chapter 490, Code of Iowa (1991), and does hereby adopt the following Articles of Incorporation, to-wit:

                                   ARTICLE I

     The name of the corporation shall be PANTHER TRANSPORT, INC.

                                  ARTICLE II

     The corporation is authorized to issue One Hundred Thousand (100,000) shares of common stock.

                                  ARTICLE III

     The street address of the corporation's initial registered office is 1205 Peters Drive, Waterloo, Iowa 50703, and the name of its initial registered agent at said office is Robert J. Bertch.

                                  ARTICLE IV

     The name and address of the incorporator is as follows:

               Robert J. Bertch
               1205 Peters Drive
               Waterloo, Iowa  50703

                                   ARTICLE V

     The effective date of the corporation's existence shall be January 1, 1993.

     Signed and executed this 17th Day of November, 1992, in Waterloo, Iowa.

                               /s/ Robert J. Bertch
                              -------------------------------
                              Robert J. Bertch, Incorporator

                             ARTICLES OF AMENDMENT

                                      OF

                            PANTHER TRANSPORT, INC.

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to section 1006 of the Iowa Business Corporation Act, the undersigned adopts the following Articles of Amendment:

1.   The name of the corporation is Panther Transport, Inc.

2. The Articles of Incorporation shall be amended by inserting Article VI as set forth herein:

                                  ARTICLE VI

          A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for a transaction from which the director derives an improper personal benefit; or (iv) under section
     490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation act is hereafter amended to authorized the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

3. The amendment was adopted by the sole shareholder effective September 23, 1997.

4. The amendment was approved by the sole shareholder. The designation, number of outstanding shares, number of votes entitled to be case by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group undisputably represented at the meeting is as follows:

                                                               VOTES
             DESIGNATION              SHARES                 ENTITLED        VOTES REPRESENTED
              OF GROUP              OUTSTANDING             TO BE CAST          AT MEETING
              --------              -----------             ----------          ----------
               Common                   1,000                  1,000               1,000

5. The total number of undisputed votes cast for the amendment by the only voting group was 1,000. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

DATED THIS 23RD DAY OF SEPTEMBER, 1997.

                                    PANTHER TRANSPORT, INC.

                                    By:   /s/ Henry P. Key
                                       ---------------------------
                                        Henry P. Key, President

                                      -3-